QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Senior Housing Properties Trust for the registration of 12,809,238 common shares of beneficial interest and to the incorporation by reference therein of our report dated February 7, 2003 (except Note 15, as to which the date is March 19, 2003), with respect to the consolidated financial statements and schedule of Senior Housing Properties Trust included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

October 9, 2003
Boston, Massachusetts

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS